CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of Nov 1, 2010 (the "Effective Date") between Quantagen Biotech, Inc., a Florida Corporation (the "Company") with its principal place of business at 200 Glades Rd, Boca Raton , Florida and Black Diamond Realty Mgmt, LLC ("Consultant"), with its principal place of business at 8025 Aberdeen Dr. Boynton Beach, Florida.

WHEREAS, the Company owns certain intellectual property rights (the "Intellectual Property") pursuant to an licensing agreements between the Company and various parties which the Company plans to utilize in order to engage in the business of developing, manufacturing, marketing and selling branded vitamin, mineral and nutraceutical sprays (the "Business");

WHEREAS, Consultant has experience in the sports industry and has owned and managed sports teams and leagues, marketed sports products and participated in the negotiation of athlete endorsements and athletic promotions;

WHEREAS, Company has requested that and Consultant provide it with ongoing support and assistance with the Business;

WHEREAS, Consultant has agreed to provide ongoing support and assistance to Company pursuant to the terms of this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the Company and Consultant hereby agree as follows:

1. The above recitals are part of this Agreement and are meant to be enforceable and to create rights and duties to the same extent as any and all other provisions of this Agreement.

2.Subject to the terms and conditions contained in this Agreement, the Company hereby engages Consultant on a non-exclusive basis and Consultant hereby agrees to provide consulting services (the "Services") for the Company during the Term (as defined herein).
From time to time upon the request from the Company the Consultant will:

i. Assist in branding and product design;
ii. Assist in locating distributors for the Company's products;
iii. Consultant may, at its discretion, send representatives to attend production trials and start up of production of the Product. In such event, Consultant shall be reimbursed for their actual costs and expenses in relation to this attendance;
iv. Assist with networking and marketing Company's products to various sports teams, leagues and/or organizations locally, nationally or internationally;
v. Research and keep the Company abreast of current changes within the sport and within sports development and marketing;
vi. Assist with the Company with endorsements, contracts and agreements with sports teams, leagues or organizations; and
vii. Provide other general business advisory services related to the marketing of the Company's products within the sports industry.

3. The Company understands and recognizes that Consultant may select various of its representatives, subcontractors, and other third parties to provide the services set forth herein at its discretion.

4. Consultant shall not be required to devote its exclusive services and entire working time to the Company but shall perform to the best of its ability to perform the services described herein. The Company acknowledges that Consultant may provide consulting services to other parties in direct competition with the Company, which also utilize products similar to those of the Company.

5. The Company shall pay Consultant the non-refundable fee set forth below (the "Consulting Fee"). The Consulting Fee is deemed earned upon execution of this Agreement and is paid to Consultant to ensure Consultant's availability to perform the services set forth herein.

6. The Company shall pay the following non-refundable fees as set forth below.

i. Monthly Fee. During the Term as defined herein, Consultant shall be paid a fee of $20,000, which shall accrue from execution hereof. In order to show its support of the Company and enable the Company to develop its business, Consultant will allow the $20,000 per month fee to accrue without interest until such a time as the Company's common stock receives a ticker symbol and/or becomes publicly traded. Consultant shall have the option of converting any portion of the monthly fee into shares of the Company's common stock at any time.

ii. Stock Fee. A fee of 5 million restricted shares of the Company's restricted common stock in the restructured public company (the "Shares"). Restructured Public Company means the Company after it has undergone a corporate restructuring that involves a change of shareholder voting control, merger, acquisition or increase in authorized capital.

10 MILLION DELETE

iii. Options. Consultant shall be granted ___ assignable vested options (the "Options") to purchase shares of the common stock of the Company (the "Option Shares") at the price of $.10 per shares for a period of two years after the execution date hereof and upon the terms and conditions set forth in the Option Agreement attached hereto as Exhibit A and made a part hereof.

7. Company Acknowledgement. The Company acknowledges that: (i) the non-refundable fee paid and to be paid by the Company as set forth above is fair and reasonable; (ii) at the time of signing of the Agreement, the Options and underlying Option Shares have a book value of less than $1,000 and may never increase in value; (iii) the Options and the Option Shares are not liquid, there is little or no market value for their respective resale and Consultant may never be able to sell the Options or the Option Shares; (iv) the Company requested that Consultant accept partial payment for its services in lieu of cash compensation; and (v) Consultant accepted the Options as an accommodation to the Company at the Company's request.

8. Rule 144 Sales. The Company will at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act. Upon being informed in writing that Consultant or any of its transferees holding the Option shares intends to sell any shares under Rule 144 promulgated under the Securities Act (including any Rule adopted in substitution or replacement thereof), the Company will certify in writing to such person that it is in compliance with the Rule 144 current public information requirement to enable such person to sell such person's restricted stock under Rule 144 [only if Rule 144 is available for the sale], and as may be applicable under the circumstances. If any certification representing any Option shares is presented to the Company's transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied

by an opinion of counsel obtained by Consultant, its assigns or transferees such that transfer will comply with the requirements of Rule 144, as the case may be, the Company will promptly instruct its transfer agent to allow such transfer and to issue one or more new stock certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

9. Exemption and Limitation on Resale. Each certificate representing the Options and Option Shares shall bear a legend as follows: "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The Common Shares represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the Common Shares under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws."

10. The issuance of the compensation in paragraph 6 above shall be earned and fully vested upon the execution hereof. Consultant may assign all or a portion of these shares as it deems appropriate. Consultant intends to devote up to 20 hours per week on behalf of Company. Said work may be in phone, in person, or otherwise, and Consultant will not have any specific hours of work in this regard. In the event the Company decides not to have its common shares publicly traded, the Company shall redeem [all rights to] any shares issued pursuant to paragraph 6 above at the price of $.20 per share upon receiving written notice that the Consultant elects to require the Company redeem the shares. In such event, the Company will tender payment for the Shares to Consultant within ten days after receiving Consultant's written notice.

11.Consultant is and shall be an independent contractor and shall have sole control of the manner and means of performing its services under this Agreement. Consultant shall not have, nor shall Consultant claim, suggest or imply that Consultant has any right, power or authority to enter into any contract or obligation on behalf of, or binding upon, the Company or any of its representatives. Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Company employees. Consultant shall be solely responsible for any federal, state or local taxes.

12. The issuance of the Shares shall be issued in full upon the corporate restructuring and are deemed to be fully vested and earned upon the execution hereof. Consultant may assign all or a portion of these shares as it deems appropriate. Consultant intends to devote up to 20 hours per week on behalf of Company. Said work may be in phone, in person, or otherwise, and Consultant will not have any specific hours of work in this regard. In the event the Company decides not to have its common shares publicly traded, the Company shall redeem [all rights to] the Shares at the price of $.20 per share upon receiving written notice that the Consultant elects to require the Company redeem the Shares. In such event, the Company will tender payment for the Shares to Consultant within ten days after receiving Consultant's written notice.

13. The Agreement may be terminated at any time, for any reason, by the Company, however, termination shall not effect the shares that are issued to Consultant, or any payments due hereunder, which are deemed to be fully earned upon execution hereof.

14.Consultant agrees to act maintain confidentiality of any and all information that comes into his possession unless otherwise authorized, to use his best efforts to further the business interests of the Company during the term of this Agreement in accordance with the terms hereof. The parties agree that Consultant shall not receive any material non-public information from Company at either time, nor shall it, in any manner be considered an insider or affiliate of the Company. Rather, the

efforts of Consultant shall be limited strictly to the specific matters and areas referenced above, and shall not involve general management or business issues.

15. This Agreement shall be for a term of one year and shall automatically expire one year after the effective date. During the Term, the Company shall not take any action without the express written consent of Consultant, which will dilute or impair the Options of the Option shares including any of the following actions: (A) amend its Articles of Incorporation; (B) designate preferences of any class of its securities or change the designation, rights, options or preferences of any outstanding security; (C) create any class of securities; (D) pledge any of the Company's securities; (E) pay a dividend or make a distribution or distributions payable in its securities; (F) subdivide outstanding shares of any class of its securities including into a larger number of shares; (G) combine (including by way of a reverse stock split) outstanding securities into a smaller number of shares; (H) engage in a reclassification or acquisition or merger that requires the issuance of any securities; (I) offer, sell, issue or grant any security, whether registered, unregistered or exempt, convertible or non-convertible for any purpose, (J) offer, sell, issue, grant or enter into any note which seeks in any way to encumber any of the Company's securities; (K) reprice securities; (L) change its jurisdiction of incorporation; or (M) file a registration statement under the Securities Act.

16. The Company will reimburse Consultant for reasonable direct and incidental expenses properly incurred in performing its consulting services pursuant to the Agreement (e.g., travel and related expenses, purchase of competitive products, packaging expenses, etc.).

17. The parties hereby mutually agree to indemnify each other, and hold each other harmless from any against any and all claims demands or liabilities of any kind or nature arising out of the actions of either party hereunder, or with regard to the matters herein pertaining.

18. The parties agree and acknowledge that Consultant shall be entitled to assign this Consulting agreement to a business entity owned by Consultant, at any time, and upon notice of such assignment this agreement shall be assigned, and transferred in its entirety to such entity.

19. This Agreement is entered into in Florida and enforceable under Florida Law.

Wherefore the parties have executed this Agreement this first day of November 2010.

Consultant

By: Brian Hebb

Quantagen Biotech, Inc.

By: Brian Yusem